EXHIBIT 10.5

STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT is executed as of March 6, 2017, to be effective from and after the Effective Date, by and among (i) Hamilton Lane Incorporated, a Delaware corporation (the “Corporation”), (ii) Hamilton Lane Advisors, L.L.C., a Pennsylvania limited liability company (“HLA”), and (iii) the persons and entities listed on the signature pages hereto (collectively with their Affiliates, the “Class B Holders” and, individually, a “Class B Holder”). Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.
RECITALS
WHEREAS, the Corporation and HLA have entered into an underwriting agreement (a) to issue and sell to the several underwriters named therein shares of Class A common stock, par value $0.001 per share, of the Corporation (the “Class A Common Stock”), and (b) to make a public offering of those shares of Class A Common Stock ((a) and (b), collectively, the “IPO”);
WHEREAS, on the date hereof, HLA Investments, LLC, a Delaware limited liability company (“HLAI”), holds of record a majority of the outstanding voting interests of HLA and, separately, has the rights to elect all members of the board of directors of HLA and to consent to the IPO;

WHEREAS, the Corporation, HLA, the Class B Holders and certain other Persons have effected, or will effect in connection with the Closing, a series of reorganization transactions (collectively, the “Reorganization Transactions”);
WHEREAS, after giving effect to the Reorganization Transactions, the Class B Holders Beneficially Own or will Beneficially Own (x) shares of the Corporation’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) and/or (y) shares of the Corporation’s Class B common stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and Class B limited liability company units in HLA (“Class B Units”), which Class B Units, subject to certain restrictions, are exchangeable from time to time at the option of the Beneficial Owner thereof for shares of Class A Common Stock pursuant to the terms of an Exchange Agreement between the Corporation, HLA and its members (the “Exchange Agreement”) and the Fourth Amended and Restated Limited Liability Company Agreement of HLA (as may be amended from time to time, the “HLA LLC Agreement”);
WHEREAS, HLAI has consented to the IPO;
WHEREAS, after giving effect to the Reorganization Transactions, HLAI will own of record shares of Common Stock representing a majority in voting power of the outstanding Common Stock; and

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Class B Holders on and after the Effective Date.
NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) a Permitted Transferee of such Person; provided that the Corporation, HLA and its subsidiaries shall not be deemed to be Affiliates of the Class B Holders. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” means this Stockholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.
“Beneficial Ownership” has the same meaning given to it in Section 13(d) under the Exchange Act and the rules thereunder, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether the right is exercisable immediately, only after the passage of time or only after the satisfaction of conditions and notwithstanding any right of the issuer to pay cash in lieu of such securities. The terms “Beneficially Own” and “Beneficial Owner” shall have correlative meanings.
“Board Designees” has the meaning set forth in Section 2.1(d) .
“Board of Directors” means the Board of Directors of the Corporation.
“Class A Common Stock” has the meaning set forth in the recitals.
“Class B Common Stock” has the meaning set forth in the recitals.
“Class B Holders” has the meaning set forth in the preamble.
“Class B Units” has the meaning set forth in the recitals.
“Class C Units” means the Class C limited liability company units of HLA.
“Closing” means the closing of the IPO.

“Common Stock” has the meaning set forth in the recitals.
“Corporation” has the meaning set forth in the preamble.
“Corporation Shares” means, as of any date of determination, (i) all outstanding shares of Common Stock, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security (including Class B Units and Class C Units), (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization; and (iv) any other securities that may hereafter be issued by the Corporation that have the right to vote on any matter presented to the stockholders of the Corporation for a vote, in all cases over which a Person has, exercises, or has the legal ability to exercise voting power.
“Corporation” has the meaning set forth in the preamble.
“Director” means a member of the Board of Directors.
“Effective Date” has the meaning set forth in Section 4.12.
“Exchange Act” has the meaning set forth in Section 4.11.
“Exchange Agreement” has the meaning set forth in the recitals.
“HLA LLC Agreement” has the meaning set forth in the recitals.
“HLA Units” means, collectively, Class B Units and Class C Units.
“HLA” has the meaning set forth in the preamble.
“HLAI” has the meaning set forth in the preamble.
“IPO” has the meaning set forth in the recitals.
“Loss” or “Losses” means any claims, losses, liabilities, damages, interest, penalties and costs and expenses, including reasonable attorneys’, accountants’ and expert witnesses’ fees, and costs and expenses of investigation and amounts paid in settlement, court costs, and other expenses of litigation, including in respect of enforcement of indemnity rights hereunder (it being understood that Losses shall not include any consequential, special, incidental, indirect or punitive damages, except to the extent that such damages are awarded to a third party).
“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including without limitation (i) causing all Corporation Shares to be present or represented at any meeting of stockholders of the Corporation for purposes of determining whether a quorum has been established, (ii) voting (or causing to be voted) the Corporation Shares, or granting a proxy (or causing a proxy to be granted) with respect to the voting of the Corporation Shares, (iii) duly executing and delivering (or causing to be duly executed and delivered) any action by written consent of stockholders in lieu of a meeting with respect to the Corporation Shares, or granting a proxy (or causing the granting of a proxy) with respect to action by written consent in lieu of a meeting with respect to the Corporation Shares, (iv) adopting or causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation or HLA, (v) executing and delivering agreements and instruments, (vi) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result and (vii) causing members of the Board of Directors, subject to any fiduciary duties that such members may have as Directors of the Corporation (including pursuant to Section 2.1(c)), to act in a certain manner, including causing members of the Board of Directors or any nominating or similar committee of the Board of Directors to recommend the appointment of any Board Designees as provided by this Agreement.
“Permitted Transferee” means any Person to whom a Class B Holder has validly transferred HLA Units in accordance with, and not in contravention of, the HLA LLC Agreement.
“Person” shall mean an individual, corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.
“Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of the Corporation.
“Reorganization Transactions” has the meaning set forth in the recitals.
“Sunset” has the meaning assigned to such term in the Corporation’s Amended and Restated Certificate of Incorporation.
“Underwriting Agreement” has the meaning set forth in the recitals.
ARTICLE II
CORPORATE GOVERNANCE
Section 2.1.    Board of Directors.
(a)    Composition of Initial Board. As of the Effective Date, the Board of Directors shall be comprised of four Directors. The initial Directors shall be Hartley R. Rogers, Mario L. Giannini, Erik R. Hirsch and O. Griffith Sexton. The foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows:
(i)    the Class I directors shall initially include O. Griffith Sexton;
(ii)    the Class II directors shall initially include Erik R. Hirsch; and

(iii)    the Class III directors shall initially include Hartley R. Rogers and Mario L. Giannini.
The initial term of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders for the election of directors following the Closing; the initial term of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders for the election of directors following the Closing; and the initial term of the Class III directors shall expire at the Corporation’s third annual meeting for the election of directors following the Closing.
(b)    Voting Agreement. Not less than 90 days prior to the anniversary of the immediately preceding year’s annual meeting of stockholders (which anniversary, in the case of the first annual meeting of stockholders following the closing, shall be deemed to be September 30, 2017, HLAI shall provide notice (the “Designation Notice”) to the Board of Directors a list of individuals designated by HLAI to be elected as directors at the upcoming annual meeting (the “Board Designees”). Subject to the special rights of any holders of one or more series of Preferred Stock to elect directors, the Corporation and the Class B Holders shall take all Necessary Action to cause the Persons designated by HLAI to be the full slate of nominees recommended by the Board of Directors (or any committee or subcommittee thereof for election as directors at each annual or special meeting of stockholders at which directors are to be elected. Each Class B Holder shall take all Necessary Action (including by voting (or causing to be voted) all Corporation Shares that it owns of record or over which it has voting power or control, including all Corporation Shares owned by it, whether those shares are held by it on the date hereof or hereafter acquired by it), (x) to elect each nominee for the Board of Directors identified pursuant to the immediately preceding sentence and (y) with respect to any other matter presented to the stockholders of the Corporation for consideration, to adopt or reject such matter as directed by HLAI.
(c)    Additional Obligations. Notwithstanding anything to the contrary in this ARTICLE II, if the Board of Directors determines in good faith, after consultation with outside legal counsel, that its nomination of a particular Board Designee pursuant to this Section 2.1 would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with the corporate governance requirements of the Corporation pertaining to the Board of Directors (provided that any such determination with respect to any Board Designee pursuant to this Section 2.1 shall be made no later than 30 days after the Board of Directors receives the Designation Notice, the Board of Directors shall inform HLAI in writing of that determination and explain in reasonable detail the basis for it and HLAI shall, as promptly as reasonably practicable thereafter (but in any event within 10 days) designate another individual for nomination to the Board of Directors, and the Board of Directors and the Corporation shall take all Necessary Action required by this ARTICLE II with respect to the nomination of such substitute Board Designee. It is hereby acknowledged and agreed that the fact that a particular Board Designee is a Class B Holder or an Affiliate, director, professional, partner, member, manager, employee or agent of a Class B Holder or is not an independent director shall not in and of itself constitute an acceptable basis for such determination by the Board of Directors.

(d)    Vacancies. HLAI shall have the exclusive right to request, by delivery of notice to the Board of Directors, the removal of any Board Designee from the Board of Directors (whether for or without cause). Promptly after receipt of any such request, the Corporation and the Class B Holders shall take all Necessary Action to cause the removal (whether for or without cause) of any such Board Designee at the request of HLAI, including, if requested by HLAI, by calling a special meeting of stockholders for the removal of directors. In the event of the death, disability, removal or resignation of any Board Designees theretofore serving on the Board of Directors, or any increase of the size of the Board of Directors (other than in connection with the provision of special rights to elect directors to the holders of one or more series of Preferred Stock), HLAI shall have the exclusive right to appoint (or designate a director for appointment) a director to fill the vacancy resulting therefrom (for the remainder of the then-current term), and the Corporation and the Class B Holders shall take any and all Necessary Action to cause any such vacancy to be filled by such replacement or additional directors so designated as promptly as reasonably practicable.
Section 2.2.    Stockholder Votes and Consents Generally; Proxy.
(a)    Each Class B Holder shall take all Necessary Action to vote (or cause to be voted), or to provide written consent (or cause to be provided a written consent) in respect of, all Corporation Shares over which such Class B Holder has voting control in the manner specified by HLAI from time to time. The agreement set forth in the prior sentence is specifically intended to last for the duration of this Agreement.
(b)    To facilitate performance of the parties’ obligations under this ARTICLE II, each Class B Holder hereby irrevocably grants to and appoints HLAI that Class B Holder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of that Class B Holder, to vote or act by written consent with respect to such Class B Holder’s Corporation Shares, and to grant (or cause to be granted) a consent, proxy or approval in respect of those Corporation Shares, in the event that such Class B Holder fails at any time to vote or act by written consent with respect to any of its Corporation Shares in the manner agreed by such Class B Holder in this Agreement, in each case in accordance with such Class B Holder’s agreements contained in this Agreement. Each Class B Holder hereby affirms that the proxy set forth in this Section 2.2(b) is irrevocable, coupled with an interest, intended to be valid for the full term of this Agreement (or, if earlier, until the last date permitted by applicable law), and given to secure the performance of the obligations of such Class B Holder under this Agreement. Such Class B Holder further acknowledges and agrees that such proxy and power of attorney shall constitute a durable power of attorney, that such proxy and power of attorney is intended to and shall attach to and run with all such Class B Holder’s Corporation Shares; and that any direct or indirect sale, pledge, hypothecation, gift, bequest, transfer or other disposition (whether by merger, consolidation, operation of law or otherwise) shall be binding upon any such transferee (and shall not become effective unless so binding). For the avoidance of doubt, except as expressly contemplated by this Section 2.2(b), no Class B Holder has granted a proxy to any Person to exercise the rights of such Class B Holder under this Agreement or any other agreement to which such Class B Holder is a party.

(c)    In furtherance of the foregoing, at the request of HLAI (or its designee), each Class B Holder shall deposit into a voting trust, in customary form, and for the duration of the term of this Agreement, or such shorter period as HLAI may request, all Corporation Shares then held (or thereafter acquired) by that Class B Holder. Any such voting trust shall name HLAI (or its designee) as trustee, and provide that all Corporation Shares deposited in the voting trust shall be voted in accordance with this Agreement.
Section 2.3.    Agreement of Corporation and HLA. Each party hereto hereby agrees that it will take all Necessary Actions to cause the matters addressed by this ARTICLE II to be carried out in accordance with the provisions thereof. Without limiting the foregoing, the Secretary of each of the Corporation and of HLA or, if there be no Secretary, such other officer or employee of the Corporation or of HLA as may be fulfilling the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this ARTICLE II.
Section 2.4.    Restrictions on Other Agreements. Except as expressly provided above, no Class B Holder shall grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with any Person with respect to its Corporation Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Class B Holders, holders of Corporation Shares that are not parties to this Agreement or otherwise).
Section 2.5.    Mandatory Exchange. If any Class B Holder Section 2.5. (x) fails to comply with any of its obligations hereunder or (y) otherwise materially breaches any provision of this Agreement applicable to him, her or it, HLAI may, in its sole discretion, require the Corporation, HLA, and such Class B Holder to exchange any or all HLA Units (including, in the case of each Class B Unit, the corresponding share of Class B Common Stock) held by such Class B Holder for shares of Class A Common Stock pursuant to the terms of the Exchange Agreement dated as of the date hereof by and among the Corporation, HLA, and the other Persons party thereto; and in the event of any such exchange, each Person party hereto shall take all Necessary Action to cause the exchange to be effected.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1.    Mutual Representations and Warranties. Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the Effective Date:
(a)    Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. If such party is an entity, it is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. If such party is a natural person, such person has full capacity to contract. This Agreement has been duly executed by each of the parties hereto and constitutes his, her or its legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity. No representation is made by any party with respect to the regulatory effect of this Agreement, and each of the parties has had an opportunity to consult with counsel as to his, her or its rights and responsibilities under this Agreement. No party makes any representation to any other party as to future law or regulation or the future interpretation of existing laws or regulations by any governmental authority or self-regulatory organization.
(b)    Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of his, her or its obligations hereunder does not and will not (i) conflict with, or result in the breach of, any provision of the constitutive documents of such party, if any; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.
(c)    Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement.
Section 3.2.     Representations and Warranties of the Class B Holders. Each Class B Holder hereby represents and warrants to each other party to this Agreement that, as of the Effective Date, the shares of Common Stock and HLA Units, in each case as listed on the Company’s records as of the Effective Date, are Beneficially Owned by such Class B Holder, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind that would impair such Class B Holder's ability to perform its obligations hereunder.

ARTICLE IV
MISCELLANEOUS
Section 4.1.    Termination. This Agreement shall terminate and be of no further force and effect upon (a) the written agreement of Class B Holders holding two thirds (2/3) of the outstanding Corporation Shares (excluding, for purposes of this Section 4.1, Corporation Shares that are subject to vesting (but including, for the avoidance of doubt, any such shares previously subject to vesting to the extent vested) held by all Class B Holders or over which Class B Holders or their Permitted Transferees have voting control, (b) a Sunset, (c) the disposition of HLAI of all of its interest in HLA, (d) its provisions becoming illegal or being interpreted by any governmental authority to be illegal, (e) any securities exchange on which the Corporation’s Common Shares are traded asserting that its existence will threaten the continued listing of the Corporation’s Common Shares on that securities exchange, including the commencement of formal delisting procedures, for 180 days without resolution, or (f) with respect to each Class B Holder, at such time that such Class B Holder and its Permitted Transferees who are Class B Holders cease to Beneficially Own any Class B Units; provided that if any provision of this Agreement is determined or interpreted to be illegal pursuant to clause (d) above or if any securities exchange on which the Corporation Shares are traded asserts for the requisite period that its existence will threaten the continued listing of the Corporation’s Common Shares on that Exchange, each Class B Holder shall take all Necessary Action to amend or modify the putatively illegal provision, or, as applicable, to cause the Corporation’s Common Shares to be listed on another United States securities exchange, if that exchange will so permit without requiring modification of this Agreement or to modify this Agreement to the minimum extent necessary to permit listing to be continued on the existing securities exchange or such alternative securities exchange, each at the request of HLAI.
Section 4.2.    Survival. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no further force and effect, except for: (i) the provisions set forth in this Section 4.2 and Section 4.8; (ii) the rights with respect to the breach of any provision hereof by the Corporation.
Section 4.3.    Successors and Assigns; Beneficiaries. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned without the express prior written consent of the Corporation, HLA and Class B Holders holding a majority of the voting interest of Common Stock held by the Class B Holders, and any attempted assignment, without such consents, will be null and void; provided that each Class B Holder (from time to time party hereto) shall be entitled to assign (solely in connection with a transfer of Common Stock or HLA Units) its rights and obligations hereunder to any of its Permitted Transferees, and such Permitted Transferees shall be required to sign a joinder to this Agreement in the form specified by the Board of Directors, in which case the Permitted Transferee shall make the representations and warranties set forth in Section 3.2 and such other representations and warranties as the Board of Directors may reasonably require as of the effective date of such assignment.

Section 4.4.    Amendment and Modification; Waiver of Compliance.
(a)    This Agreement may be amended only by a written instrument duly executed by the Corporation, HLA, and Class B Holders holding two thirds (2/3) of the outstanding Corporation Shares (excluding, for purposes of this Section 4.4, Corporation Shares that are subject to vesting (but including, for the avoidance of doubt, any such shares previously subject to vesting to the extent vested) held by all Class B Holders or over which Class B Holders or their Permitted Transferees have voting control.
(b)    Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 4.5.    Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its street address, HLA email address or facsimile number set forth in the records of the Corporation or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified pursuant to this Section 4.5 and the appropriate confirmation is received on a business day, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class, certified or registered postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified pursuant to this Section 4.5 on a business day.
Section 4.6.    Entire Agreement. The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter. Except as expressly provided herein with respect to HLAI, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.
Section 4.7.    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby. In addition, if any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, each Person party hereto shall take all Necessary Action to cause this Agreement to be amended so as to provide, to the maximum extent reasonably possible, that the purposes of the Agreement can be realized, and to modify this Agreement to the minimum extent reasonably possible.
Section 4.8.    CHOICE OF LAW AND VENUE; WAIVER OF RIGHT TO JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.
IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF (BUT ONLY IF) SUCH COURT LACKS JURISDICTION, THE STATE OR FEDERAL COURTS OF THE STATE OF DELAWARE; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURTS OF THE STATE OF DELAWARE AS PROVIDED IN CLAUSE (1) OF THIS SECTION; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 4.9.    Specific Performance.

(a)Each party hereto acknowledges that the other parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms, or is otherwise breached, and that money damages would not be a sufficient remedy therefor. Thus, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to a decree or order of specific performance to enforce the observance and performance of that covenant or obligation and an injunction restraining any breach or threatened breach.
(b)Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and each party irrevocably waives any right that it might have to require the obtaining, furnishing or posting of any such bond or similar instrument.
(c)The remedy of specific performance shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available to a party at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit such parties from recovery of monetary damages.
Section 4.10.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 4.11.    Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.
Section 4.12.    Schedule 13D. In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the limitations set forth therein, each Class B Holder hereto agrees to either (i) file an appropriate Schedule 13D no later than 10 calendar days following the Effective Date or (ii) execute a power of attorney in favor of a designee of HLAI and provide promptly such information as is requested by HLAI from time to time to make Schedule 13D filings on behalf of such Class B Holder.
Section 4.13.    Effectiveness of Agreement. Upon the Closing, the Agreement shall thereupon be deemed to be effective (such date, the “Effective Date”).; provided, however, notwithstanding anything to the contrary set forth herein, if the Effective Date has not occurred on or before June 30, 2017, this Agreement shall be terminated and of no further force or effect whatsoever, without further action by any Person.

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IN WITNESS WHEREOF, each of the undersigned has signed this Stockholders Agreement as of the date first above written.

Hamilton Lane Incorporated

By:	/s/ Robert W. Cleveland
Name: Robert W. Cleveland
Title: Secretary

Hamilton Lane Advisors, L.L.C.

By:	/s/ Robert W. Cleveland
Name: Robert W. Cleveland
Title: Secretary

HLA Investments, LLC
By:	HRHLA, LLC, its managing member

By:	/s/ Hartley Rogers
Name: Hartley Rogers
Title: Manager

HRHLA, LLC

By:	/s/ Hartley Rogers
Name: Hartley Rogers
Title: Manager

/s/ Hartley Rogers
Hartley Rogers

MARIO GIANNINI 2008 ANNUITY TRUST

By:	/s/ Joseph G. Maniaci
Name: Joseph G. Maniaci, Esquire
Title: Trustee

/s/ Mario L. Giannini
Mario Giannini

Hamilton Lane Advisors, Inc.

By:	/s/ Mario L. Giannini
Name: Mario L. Giannini
Title: President

OAKVILLE NUMBER TWO TRUST By: Rysaffe Trustee Company (C.I.) Limited, as trustee

By:	/s/ Helen Green
Name: Helen Green
Title: Director

By:	/s/ Philip Radford
Name: Philip Radford
Title: Director

THE 2008 SEXTON DES. TRUST FBO LAURA SEXTON

By:	/s/ O. Griffith Sexton
Name: O. Griffith Sexton
Title: Trustee

By:	/s/ Barbara Sexton
Name: Barbara Sexton
Title: Trustee

THE 2008 SEXTON DES. TRUST FBO MATTHEW SEXTON

By:	/s/ O. Griffith Sexton
Name: O. Griffith Sexton
Title: Trustee

By:	/s/ Barbara Sexton
Name: Barbara Sexton
Title: Trustee

THE INITIAL TRUST UNDER THE FREDERICK B. WHITTEMORE 2008 CHILDREN'S TRUST AGREEMENT DATED NOVEMBER 25, 2008

By:	/s/ Edward B. Whittemore
Name: Edward B. Whittemore
Title: Trustee

/s/ Michael Schmertzler
Michael Schmertzler

/s/ John Hepburn
John Hepburn

/s/ O. Griffith Sexton
O. Griffith Sexton

/s/ Erik R. Hirsch	/s/ Andrea Anigati
Erik R. Hirsch	Andrea Anigati

/s/ Kevin J. Lucey	/s/ Jeffrey Meeker
Kevin J. Lucey	Jeffrey Meeker

/s/ Juan Delgado-Moreira	/s/ Michael Kelly
Juan Delgado-Moreira	Michael Kelly

/s/ Randy Stilman	/s/ Steve Brennan
Randy Stilman	Steve Brennan

/s/ Paul Yett	/s/ Thomas Kerr
Paul Yett	Thomas Kerr

/s/ Tara Blackburn	/s/ David Helgerson
Tara Blackburn	David Helgerson

/s/ Michael Donohue
Michael Donohue

Millennium Trust Co., LLC FBO Kevin J. Lucey IRA XXXXXXXX

By:	/s/ Kevin Lucey
Name: Kevin Lucey

FBO Andrea Anigati IRA Equity Trust Company D.B.A. Sterling Tru

By:	/s/ Andrea Anigati
Name: Andrea Anigati

Equity Trust Company, Custodian FBO Jeffrey Meeker IRA #XXXXX

By:	/s/ Jeffrey Meeker
Name: Jeffrey Meeker